Exhibit 10.2

ENDO, INC.

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made and entered into as of April 23, 2024 (the “Reorganization Date”), by and among Endo, Inc., a Delaware corporation (the “Corporation”), and each of the stockholders of the Corporation party hereto as of the Reorganization Date, a list of which shall be maintained by the Corporation (together with any other Person who hereafter becomes a party to this Agreement pursuant to the provisions hereof as a holder of shares of capital stock of the Corporation, each, a “Holder” and, collectively, the “Holders”). The Corporation and the Holders are referred to collectively herein as the “Parties.”

WHEREAS, the Corporation and each of the Holders desire to establish herein the terms and conditions upon which certain affairs of the Corporation and its Subsidiaries shall be administered and otherwise set forth the Holders’ respective rights and obligations as holders of shares of capital stock of the Corporation; and

WHEREAS, on the Reorganization Date, the capitalization of the Corporation is as set forth in the Corporation’s records, or, in the event the Corporation requests a transfer agent maintain the capitalization records of the Corporation, as on file with such transfer agent.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including the primary investment manager or advisor of any Institutional Investor or any Affiliate thereof); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Corporation or any of its Subsidiaries, and the Corporation and its Subsidiaries shall not be deemed an Affiliate of any Holder.

“Agreement” has the meaning set forth in the Preamble.

“Approved Transferee” means a Person authorized as a transferee pursuant to Section 5(a)(i) who is or has become a party to this Agreement.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

“Board” means the board of directors of the Corporation.

“Business” means the manufacturing, marketing and distribution of pharmaceutical products, including, but not limited to, branded pharmaceuticals, generic pharmaceuticals, and sterile injectable pharmaceutical products.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Bylaws” means the Bylaws of the Corporation, as amended, restated or otherwise modified from time to time.

“Cash Collateral Order” has the meaning set forth in the Certificate of Incorporation.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended, restated or otherwise modified from time to time.

“Chapter 11 Cases” means the Debtors’ chapter 11 cases pending under chapter 11 of the Bankruptcy Code.

“Chapter 11 Plan” has the meaning set forth in the Certificate of Incorporation.

“Chosen Courts” has the meaning set forth in Section 11(e).

“Close of Business” means, with respect to any Business Day, 6:00 p.m. Eastern Time on such Business Day.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the single class of common stock of the Corporation, par value $0.001, authorized by the Certificate of Incorporation.

“Company Sale” means (a) a single transaction or series of transactions described in Section 3(b)(ii); (b) a single transaction or series of transactions described in Section 3(b)(iii); or (c) the Transfer (other than pursuant to clause (a) of this definition, a Public Offering or a Transfer to Permitted Transferees) of all or substantially all of the voting power of, or economics associated with, the Common Stock, in each case of the immediately preceding clause (a), clause (b) and clause (c), in one transaction or a series of related transactions with a Person who is not a Related Party or a group of Related Parties; provided, that any pledge, mortgage, hypothecation, grant of a security interest or other encumbrance on the assets of the Corporation or its Subsidiaries that is approved by the Board in connection with any bona fide loan from an independent third-party financial institution, bank or equipment lessor will not be a “Company Sale”.

“Competitor” means any Person who (a) owns ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Business, (b) has entered into a binding commitment or a letter of intent to acquire, or is in negotiations to acquire, ten percent (10%) or more of the outstanding capital stock or other equity interests of any Person engaged in the Business within the next twelve (12) months, (c) is a director, officer or employee of any Person engaged in the Business, (d) is a Person engaged in the Business, or an Affiliate thereof, or (e) the Board determines in its reasonable business judgment to be a competitor of the Corporation; provided, that (x) any such Person shall not be deemed a Competitor as a result of any capital stock or other equity interests of any Person engaged in the Business held solely by such Person as a passive investment, (y) on the Reorganization Date, no Holder or its Affiliates shall be deemed a Competitor, and (z) a Transfer of Common Stock to an Institutional Investor that owns an equity interest in a Competitor shall not be deemed to be a “Transfer” to a Competitor.

“Confidential Information” has the meaning set forth in Section 4(b)(i).

“control” means, including the terms “controlling”, “controlled by” and “under common control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or investment policies and decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporation” has the meaning set forth in the Preamble.

“Debtors” means Endo International plc and its affiliated debtors in the Chapter 11 Cases.

“Demand Eligible Holder” has the meaning set forth in Section 7(a)(i).

“Demand Eligible Holder Request” has the meaning set forth in Section 7(a)(i).

“Demand Majority” means Holders of a majority of the Registrable Securities included in the applicable Registration Statement.

“Demand Notice” has the meaning set forth in Section 7(a)(i).

“Demand Registration” has the meaning set forth in Section 7(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 7(a)(i).

“Demanding Holders” means as of a particular date of determination, one or more Holders who beneficially own in the aggregate fifteen percent (15%) or more of the outstanding shares of Common Stock that constitute Registrable Securities as of such date.

“Designated Director” has the meaning given to such term in the Certificate of Incorporation.

“Designated Shares” means, as of any time of determination, the shares of Common Stock outstanding (calculated on a fully diluted basis), excluding shares of Common Stock issued or issuable pursuant to a Management Incentive Plan or any other equity plan, incentive plan or similar arrangement of the Corporation for the benefit of its directors, officers, employees, consultants and other similar Persons.

“Drag-Along Notice” has the meaning set forth in Section 6(a)(ii).

“Drag-Along Sale” has the meaning set forth in Section 6(a)(i).

“Drag-Along Stockholder” has the meaning set forth in Section 6(a)(i).

“Dragging Stockholder” has the meaning set forth in Section 6(a)(i).

“DTC” means the Depository Trust Company or its nominee.

“Effectiveness Period” has the meaning set forth in Section 7(a)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Registration” has the meaning given to such term in the Certificate of Incorporation.

“Family Member” means, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated), common law partner and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person and such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated), common law partner or descendants (whether or not adopted).

“Financial Statements” has the meaning set forth in Section 4(a)(i).

“FINRA” means the Financial Industry Regulatory Authority.

“GoldenTree” has the meaning given to such term in the Certificate of Incorporation.

“Governance Sunset Date” has the meaning set forth in the Certificate of Incorporation.

“Group” means a “group” within the meaning of the regulations promulgated by the Commission under Section 13(d) of the Exchange Act.

“Holder” has the meaning set forth in the Preamble. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any outstanding shares of capital stock of the Corporation (otherwise in accordance with this Agreement).

“Holder Representative” has the meaning set forth in Section 6(a)(iv).

“Indemnified Person” has the meaning set forth in Section 7(k)(i).

“Institutional Investor” means any Person, other than an individual, that is (or is advised by a Person that is) engaged primarily in the business of forming, managing and operating private equity, debt, mezzanine or venture capital funds, other investment funds or similar businesses or that is an investment company, pension plan or insurance company or similar financial institution, whether as a direct or indirect investor.

“IPO” means the Corporation’s first sale in an underwritten Public Offering of equity securities registered under the Securities Act.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Joinder” means a Joinder Agreement, in substantially the form attached hereto as Exhibit A, pursuant to which a Person becomes a party to this Agreement.

“Listing” has the meaning given to such term in the Certificate of Incorporation.

“Listing Committee” has the meaning given to such term in the Certificate of Incorporation.

“Losses” has the meaning set forth in Section 7(k)(i).

“Management Incentive Plan” means an incentive equity plan in substantially the same form as the Management Incentive Plan last filed as part of the Chapter 11 Plan, for the directors, officers, employees, consultants and other similar Persons of the Corporation and its Subsidiaries, pursuant to which shares of Common Stock representing up to four and one half percent (4.5%) of the Common Stock outstanding as of the Reorganization Date (calculated on a fully diluted basis, including the shares issuable under the Management Incentive Plan) shall be issuable.

“Marketable Securities” means securities that are traded on an established U.S. or non-U.S. securities exchange or comparable non-U.S. established over-the-counter trading system or otherwise traded in the United States over the counter; provided, that any such securities shall be deemed Marketable Securities only if they are freely tradeable.

“Maximum Offering Size” has the meaning set forth in Section 7(a)(iv).

“New Issuance Notice” has the meaning set forth in Section 8(a).

“New Securities” has the meaning set forth in Section 8(a).

“Non-Recourse Parties” has the meaning set forth in Section 11(m).

“Observer” has the meaning set forth in Section 2(g)(i).

“Other Registrable Securities” means (a) the Common Stock, (b) any securities issued or issuable with respect to, on account of or in exchange for Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case, held by any other Person who has rights to participate in any offering of securities by the Corporation pursuant to a registration rights agreement or other similar arrangement with the Corporation or any direct or indirect parent of the Corporation relating to the Common Stock (which shall not include this Agreement).

“Parties” has the meaning set forth in the Preamble.

“Permitted Issuances” means the issuance of (a) options to purchase Common Stock or restricted stock which may be issued pursuant to the Management Incentive Plan or any other equity plan, incentive plan or similar arrangement of the Corporation for the benefit of its directors, officers, employees, consultants and other similar Persons; (b) a stock split, stock dividend, reorganization or recapitalization or combination applicable to all shares of Common Stock on a pro rata basis; (c) equity securities issued upon exercise, conversion or exchange of any security or obligation of the Corporation or its Subsidiary, as applicable, either (i) issued as of the Reorganization Date or (ii) issued in accordance with the terms of this Agreement after the Reorganization Date; (d) equity securities issued to a third party in consideration of an acquisition, business combination or debt financing (whether pursuant to a stock purchase, asset purchase, merger or otherwise) approved by the Board, and, if applicable, the Holders, in accordance with the terms of this Agreement; (e) issuances to banks, equipment lessors or other financial institutions (including, for the avoidance of doubt, hedge funds), or to real property lessors, pursuant to a bona fide debt financing, equipment leasing or real property leasing transaction approved by the Board; (f) issuances approved by the Board and payable to a third party that is not a Related Party of the Corporation and its Subsidiaries as consideration for any other business relationship the primary purpose of which is not to raise capital, including for the acquisition or license of technology by the Corporation or its Subsidiaries, joint venture or development activities or the distribution, supply or manufacture of the Corporation’s or its Subsidiaries’ products and services; (g) issuances to the public pursuant to an effective Registration Statement; and (h) solely with respect to issuances by a Subsidiary of the Corporation, issuances to the Corporation or any other wholly owned Subsidiary of the Corporation.

“Permitted Transferee” means, (a) with respect to any Holder that is a natural person, (i) any Family Member of such Holder and (ii) any Person wholly-owned and controlled by such Holder and his or her Family Members, and (b) with respect to any Holder other than the Holders contemplated by the immediately preceding clause (a), any Affiliate of such Holder (other than any “portfolio company”, as such term is commonly understood in the private equity industry).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Person engaged in the Business” means, as of a particular date of determination, any Person (other than the Corporation and its Subsidiaries) deriving, during the immediately preceding twelve (12) months, fifty percent (50%) or more of such Person’s and its Affiliates’ consolidated net revenues from services or products similar to those provided by the Business, or that the Board determines (in good faith) is competing with the Business.

“Piggyback Eligible Holders” has the meaning set forth in Section 7(b)(i).

“Piggyback Notice” has the meaning set forth in Section 7(b)(i).

“Piggyback Registration” has the meaning set forth in Section 7(b)(i).

“Piggyback Registration Statement” has the meaning set forth in Section 7(b)(i).

“Piggyback Request” has the meaning set forth in Section 7(b)(i).

“Proportionate Percentage” has the meaning set forth in Section 8(b)(i).

“Proposed Price” has the meaning set forth in Section 8(a).

“Proposed Transferee” has the meaning set forth in Section 6(b)(i).

“Prospectus” means the prospectus included in a Registration Statement, all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

“Public Offering” has the meaning given to such term in the Certificate of Incorporation.

“Public Reporting Event” has the meaning given to such term in the Certificate of Incorporation.

“Registrable Securities” means shares of Common Stock held by the Holders and their respective Affiliates or any transferee or assignee of any Holder or its Affiliates after giving effect to a Transfer made in compliance with this Agreement (including Section 5(a)), in each case, whether now held or hereafter acquired, which securities were “restricted securities” or “control securities” within the meaning of Rule 144 on the Reorganization Date. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been Transferred by the Holder thereof pursuant to such effective Registration Statement, (b) such securities are Transferred pursuant to Rule 144, (c) such securities cease to be outstanding, or (d) such securities may be sold pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions.

“Registration Expenses” means: (a) all registration, qualification and filing fees and expenses (including fees and expenses (i) of the Commission or FINRA, (ii) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (iii) in compliance with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities)); (b) printing expenses (including expenses of printing certificates for the Corporation’s shares and of printing prospectuses); (c) analyst or investor presentation or road show expenses of the Corporation and the underwriters, if any; (d) messenger, telephone and delivery expenses; (e) fees and disbursements of counsel (including any local counsel), auditors and accountants for the Corporation (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (f) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel) that are required to be retained in accordance with the rules and regulations of FINRA, but excluding, for the avoidance of doubt, underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities; (g) the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (h) fees and expenses of any special experts retained by the Corporation; (i) Securities Act liability insurance, if the Corporation so desires such insurance; (j) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Holders participating in such registration mutually agreed by the Demand Majority participating in such registration; and (k) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

“Registration Statement” means a registration statement of the Corporation filed with or to be filed with the Commission under the Securities Act and other applicable law, including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 3(a).

“Related Party Transaction” has the meaning set forth in Section 3(a).

“Relevant Document” means any agreement or other document (including, for the avoidance of doubt, the RSA, the Chapter 11 Plan, the Cash Collateral Order, the Bylaws and this Agreement) referred to in the Certificate of Incorporation.

“Reorganization Date” has the meaning set forth in the Preamble.

“Representatives” of a Person means, as applicable, such Person’s partners, shareholders, members, directors, trustees, officers, employees, agents, counsel, accountants, consultants, investment advisers or other professionals or representatives, or its Affiliates or wholly owned Subsidiaries (together with any “Representatives” of such Affiliates and wholly owned Subsidiaries).

“Required Consenting Global First Lien Creditors” has the meaning set forth in the RSA.

“Resale Registration” has the meaning given to such term in the Certificate of Incorporation.

“Restricted Holder” means a person who holds Registrable Securities.

“RSA” means the Restructuring Support Agreement, by and between the Debtors and the Consenting First Lien Creditors (as defined therein), dated as of August 16, 2022 [Docket No. 20], as subsequently amended by the Amended and Restated Restructuring Support Agreement filed with the Bankruptcy Court on March 24, 2023 [Docket No. 1502], the Second Amended and Restated Restructuring Support Agreement filed with the Bankruptcy Court on December 28, 2023 [Docket No. 3482], and any future amended and/or restated versions thereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale Notice” has the meaning set forth in Section 6(b)(ii).

“Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Offering” means any rights offering or other sale or issuance of (i) any capital stock (or other equity securities) or any options, warrants or other rights to acquire capital stock (or other equity securities), or (ii) any debt securities for which no bank or arranger has been appointed, in each case, of the Corporation; provided, that, and for the avoidance of doubt, the sale or issuance of Common Stock alone (i.e., a sale or issuance of Common Stock made independent of, and not together or contemporaneously with or otherwise contingent upon, the sale or issuance of any other securities, whether debt, equity or otherwise) shall not be a “Securities Offering”.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Holder not included within the definition of Registration Expenses.

“Selling Stockholder(s)” has the meaning set forth in Section 6(b)(i).

“Silver Point” means Silver Point Capital L.P. and its Affiliates, collectively.

“Smaller Minimum Amount” has the meaning set forth in the Certificate of Incorporation.

“Specified Issuance” has the meaning set forth in Section 8(c).

“Subject Purchaser” has the meaning set forth in Section 8(a).

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person as of the date on which, or at any time during the period for which, the determination of Subsidiary status is being made.

“Suspension Period” has the meaning set forth in Section 7(d).

“Tag-Along Holder” has the meaning set forth in Section 6(b)(i).

“Tag-Along Notice” has the meaning set forth in Section 6(b)(iii).

“Tag-Along Period” has the meaning set forth in Section 6(b)(iii).

“Tag-Along Sale” has the meaning set forth in Section 6(b)(i).

“Tag-Along Seller” has the meaning set forth in Section 6(b)(iii).

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed, if any.

“Transfer” means the acquisition or disposition, directly or indirectly, of the beneficial ownership of equity securities (including any securities convertible into, or exercisable or exchangeable for, equity securities) by any means, including, without limitation, (a) the creation or grant of any pledge (or other security interest), right or option with respect thereto, (b) the exercise of any such pledge, right or option, or (c) any sale, assignment, conveyance or other disposition. Notwithstanding the foregoing, the term “Transfer” shall not include any Transfers of any limited partnership or similar interest in an Institutional Investor which is not formed for the specific purpose of holding a direct or indirect interest in the Corporation.

“Trigger Event” means that the Holders representing a majority of the outstanding Common Stock held by all Holders have delivered a notice to the Corporation that there has occurred either a final judicial decision from which there is no further right of appeal, which decision need not be issued in a litigation involving the Corporation, or the enactment of a law of the State of Delaware that, in either case, such Holders have determined in good faith either (i) resulted in the obligations of the Corporation or the Board contained in any Relevant Document that is not incorporated into the Certificate of Incorporation as a “fact ascertainable” being, or confirmed (expressly or impliedly) that the obligations of the Corporation or the Board contained in any Relevant Document that is not incorporated into the Certificate of Incorporation as a “fact ascertainable” are, unenforceable against the Corporation or the Board, as applicable, if they are not contained in the Certificate of Incorporation (either directly or as a “fact ascertainable”) or (ii) resulted in the provisions of the Certificate of Incorporation not being, or confirmed (expressly or impliedly) that the provisions of the Certificate of Incorporation are not, permitted to be dependent (as a “fact ascertainable”) on any Relevant Document without such Relevant Document having been attached as an Exhibit thereto or otherwise expressly included therein.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer, and in each case not an “ineligible issuer” as defined in Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms; (b) references to Sections, Schedules, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any Person include such Person and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (i) references to “days” are to calendar days unless otherwise indicated; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (k) references to “writing” or “written” shall include electronic mail; (l) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars; and (m) all references to “outstanding” shares or other securities of any entity shall include only those shares or other securities issued and outstanding as of the particular date of reference and not subject to any vesting (or similar) condition and, for the avoidance of doubt, shall (i) not be calculated on a fully diluted basis unless expressly required to be so calculated and (ii) exclude any shares of Common Stock or other securities issued pursuant to the Management Incentive Plan and subject to any restriction or condition on vesting or similar restriction or condition. Each Party acknowledges that it was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party because one is deemed to be the author thereof. All shares of Common Stock, other shares of capital stock and any other securities convertible into, or exercisable or exchange for shares of capital stock, held by a Holder shall be aggregated with all such other securities held by each Affiliate of such Holder for purposes of determining the aggregate number or percentage of any such securities held by any such Holder for purposes of this Agreement, and within any group of Holders that are Affiliates, the members of such group of Affiliates may allocate the ability to exercise any rights of such group of Holders that are Affiliates in any manner that such group of Holders that are Affiliates (by approval of holders of a majority of voting power of Common Stock and other voting securities of the Corporation held by such group) sees fit, subject to the other terms and conditions of this Agreement.

2. Board of Directors.

(a) Composition and Size. The composition and size of the Board shall be determined in accordance with Article V of the Certificate of Incorporation, and the Corporation shall take all necessary action (subject to the fiduciary duties of the directors) to cause to be nominated for election and cause the election of, and to cause the Board to recommend for election, at each annual meeting of the Corporation’s shareholders or by written consent of the shareholders at any time, individuals who qualify as directors pursuant to Article V of the Certificate of Incorporation.

(b) Removal of Directors. Directors on the Board may be removed from office, with or without cause, in accordance with Article V of the Certificate of Incorporation.

(c) Vacancies on the Board. Vacancies on the Board shall be filled in accordance with Article V of the Certificate of Incorporation, and the Corporation shall take all necessary action (subject to the fiduciary duties of the directors) to cause any vacancy in the Board to be filled by a replacement director who qualifies to fill the vacant directorship pursuant to Article V of the Certificate of Incorporation.

(d) Management Incentive Plan. On the Reorganization Date, the Corporation shall establish the Management Incentive Plan which will provide for an equity reserve equal to 3,600,000 shares of Common Stock, to be issued in the form of equity-based awards to the directors, officers, employees, consultants or other similar Persons of the Corporation and its Subsidiaries. As soon as reasonably practicable following the Reorganization Date, but no later than ninety (90) days after the Reorganization Date, the Board shall cause the Corporation to grant Management Incentive Plan awards relating to 2,599,200 shares of Common to eligible recipients subject to terms (including, without limitation, performance metrics and vesting schedules) to be determined by the Board (or a committee designated by the Board). The Board (or a committee designated by the Board) shall administer the Management Incentive Plan, and may designate any Holder, director or senior executive officer of the Corporation to assist the Board in the administration of the Management Incentive Plan, and the Board (or committee designated by the Board) may grant authority to such Persons to execute any documents evidencing grants awarded under the Management Incentive Plan or other documents entered into under the Management Incentive Plan on behalf of the Corporation.

(e) Committees of the Board. The Corporation shall take all necessary action (subject to the fiduciary duties of the directors) to ensure that all Board committees shall be comprised of directors necessary to allow a quorum of such committee to be obtained pursuant to Section 5.6(a)(iii) of the Certificate of Incorporation.

(f) Subsidiary Boards. The Corporation shall take all necessary action (subject to the fiduciary duties of the directors) to cause the boards of directors or similar governing bodies of each of its Subsidiaries to contain any Designated Director who requests to serve on such board of directors or similar governing body, unless the Corporation reasonably determines not to do so.

(g) Board Observers.

(i) From the Reorganization Date until a Public Reporting Event, Silver Point shall have the right to designate an individual to attend meetings of the Board and any committee thereof as a non-voting observer (an “Observer”). For the avoidance of doubt, no Holder (including Silver Point) shall have the right to designate any Observer following a Public Reporting Event.

(ii) Each Observer shall be entitled to attend meetings of the Board and any committee thereof as a non-voting observer and to receive at the same time and in the same manner copies of all written materials (including copies of meeting minutes) given to directors in connection with such meetings (and if the Board or any committee thereof proposes to act by written consent, the Board shall provide the Observer at the same time and in the same manner with copies of all notices and written materials given to directors in connection with such action); provided, however, that the Board may exclude any Observer from access to any material or meeting or portion thereof (including the meeting of any committee of the Board) if the Board (or such committee) determines, in good faith, that such exclusion is reasonably necessary to preserve attorney-client privilege or as the result of a conflict of interest between the Corporation and Silver Point, and any such decision of the Board (or such committee) made in good faith shall be final and binding. All information provided to an Observer shall be treated as Confidential Information in accordance with Section 4(b).

3. Related Party Transactions; Other Consent Rights.

(a) The Corporation shall take reasonable steps to enact controls so that the Corporation does not, and does not permit any of its Subsidiaries to, other than on terms no less favorable to the Corporation and its Subsidiaries, in the aggregate, than would reasonably be expected to be obtained in a transaction with a Person who is not a Related Party and negotiated on an arms’ length basis, enter into any agreement or transaction (or amendment, modification or waiver thereto), with any Person who is (a) a stockholder that owns 5% or more of the outstanding shares of Common Stock, or director or officer of the Corporation or any of its Subsidiaries (it being understood that if a Company Sale contemplates an equity rollover or reinvestment of transaction proceeds by the Holders or other beneficial owners of the Corporation such fact, in and of itself, shall not result in such acquiror(s) being deemed a “Related Party”), or (b) an “affiliate”, “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and 16a-1 of the Exchange Act) of any Person described in the immediately preceding clause (a) or clause (b) (collectively, a “Related Party”), in each case, without the affirmative vote of (A) a majority of the disinterested directors (excluding, for this purpose, any director who is, or is a Related Party of, the Person with whom the Corporation or any of its Subsidiaries is proposing to enter into the relevant agreement or transaction (or amendment, modification or waiver thereto)) and (B) any consent required by Section 3(b) of this Agreement (each, a “Related Party Transaction”). Notwithstanding anything to the contrary herein, in no event shall the Corporation pay any management or similar fees to any Holder unless such opportunity is made available on an equal and ratable basis to all Holders. Notwithstanding the foregoing provisions of this Section 3(a) to the contrary, any Securities Offering to or any issuance of Common Stock to the Holders pursuant to the pre-emptive rights described in Section 8 below shall not be deemed a Related Party Transaction; provided, that approval of a Related Party Transaction in accordance with the terms of this Section 3(a) shall be deemed to be conclusive evidence (and, for the avoidance of doubt, binding on the Corporation and each Holder) that such Related Party Transaction is on terms no less favorable to the Corporation and its Subsidiaries, in the aggregate, than would reasonably be expected to be obtained in a transaction with a Person who is not a Related Party and negotiated on an arms’ length basis.

(b) Notwithstanding anything herein to the contrary, prior to the Governance Sunset Date, the Corporation shall not take or approve any of the following actions without the consent of Holders representing at least a majority of voting power of the then outstanding shares of Common Stock held by all Holders, and any such actions without such consent shall be void ab initio:

(i) any amendment or modification with respect to (i) the Management Incentive Plan or (ii) the compensation of directors serving on the Board (other than compensation substantially consistent with the recommendations of Lyons, Benenson & Company Inc. set forth in that certain presentation titled “Review of Directors’ Compensation Arrangements” dated April 2024), in each case to the extent such amendment or modification would be treated as a material revision under the applicable New York Stock Exchange listing rules if the Corporation were a listed company;

(ii) in a single transaction or a series of related transactions, a merger, consolidation, statutory conversion, transfer, domestication, continuance, or other business combination in which (x) the Corporation is a constituent party or (y) a Subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, continuance, or other business combination, except, in the case of either (x) or (y), any such merger, consolidation, statutory conversion, transfer, domestication, continuance or other business combination involving the Corporation or a Subsidiary of the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation, statutory conversion, transfer, domestication, continuance or other business combination continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger, consolidation, statutory conversion, transfer, domestication, continuance, or other business combination, a majority by voting power of the capital stock or other equity interests of the surviving or resulting corporation or entity, or if the surviving or resulting corporation or entity is a wholly owned Subsidiary of another corporation or entity immediately following such merger, consolidation, statutory conversion, transfer, domestication, continuance or other business combination, the parent corporation or entity of such surviving or resulting corporation or entity;

(iii) in a single transaction or a series of related transactions, (i) the sale, lease, transfer, exclusive license or other disposition by the Corporation or any Subsidiary of the Corporation of all or substantially all the assets of the Corporation and its Subsidiaries taken as a whole (determined on a consolidated basis with its Subsidiaries) or (ii) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation, statutory conversion, domestication, continuance or otherwise) of one or more Subsidiaries of the Corporation if substantially all of the assets of the Corporation and its Subsidiaries taken as a whole (determined on a consolidated basis with its Subsidiaries) are held by such Subsidiary or Subsidiaries, except, in each such case, where such sale, lease, transfer, exclusive license or other disposition is to the Corporation or a wholly owned Subsidiary of the Corporation;

(iv) the entering into by the Corporation or any Subsidiary of the Corporation of any transaction with a Related Party; provided that this Section 3(b)(iv) shall be inapplicable, and not require such consent, with respect to (x) any transaction relating to the employment or compensation of any officer of the Corporation or agreements deemed ancillary thereto by the Board, (y) any transaction related to compensation of the directors of the Corporation substantially consistent with the recommendations of Lyons, Benenson & Company Inc. set forth in that certain presentation titled “Review of Directors’ Compensation Arrangements” dated April 2024, and (z) any transaction solely among the Corporation and its wholly owned Subsidiaries;

(v) the issuance of any debt securities with a principal amount in excess of $100 million or any equity securities of the Corporation or any Subsidiary of the Corporation (except, in the case of a Subsidiary of the Corporation, to the Corporation or a wholly owned Subsidiary of the Corporation) (other than issuances of securities in compliance with the preemptive rights set forth in Section 8 of this Agreement or as otherwise allowed under either the Credit Agreement to be entered into by the Corporation on or about the Reorganization Date or the 8.500% Senior Secured Notes due 2031, in each case as such may be amended from time to time); provided that this Section 3(b)(v) shall be inapplicable, and not require such consent, with respect to (x) any issuance of equity securities relating to the compensation of any officer of the Corporation that is not then serving on the Board of Directors and (y) compensation of the directors of the Corporation substantially consistent with the recommendations of Lyons, Benenson & Company Inc. set forth in that certain presentation titled “Review of Directors’ Compensation Arrangements” dated April 2024;

(vi) the incurrence by the Corporation and/or its Subsidiaries of indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees in excess of $100 million or as otherwise allowed under either the Credit Agreement to be entered into by the Corporation on or about the Reorganization Date or the 8.500% Senior Secured Notes due 2031; and

(vii) any change to the Corporation’s corporate form or treatment as a corporation for U.S. tax purposes.

4. Information Rights.

(a) Financial Statements; Earnings Calls.

(i) Prior to a Public Reporting Event, the Corporation will furnish or make available via an online portal to each Holder: (x) within forty-five (45) days following the conclusion of each of the Corporation’s fiscal quarters ending after the date hereof, quarterly unaudited consolidated financial statements of the Corporation; and (y) within ninety (90) days after the end of each fiscal year, annual audited consolidated financial statements of the Corporation (the documents described by the foregoing clause (x) and clause (y), collectively, the “Financial Statements”). Between five (5) and twenty (20) Business Days following the date of delivery of any such Financial Statements, the Corporation will provide a telephonic presentation to the Representatives of all Holders to discuss the Corporation’s business, financial condition, financial performance, prospects, liquidity and capital resources, following which presentation the Corporation will provide a reasonable opportunity to allow such Representatives to ask reasonable questions.

(ii) Any Holder entitled to receive any of the foregoing financial information may elect to not receive such information, for any reason or no reason, by notifying the Corporation in writing. Notwithstanding anything to the contrary herein, no Holder will be furnished with or otherwise entitled to receive any of the foregoing financial information (including participation in telephonic conferences) and shall not be permitted to share such information with any bona fide potential transferees described in Section 4(b)(i)(C) if such Holder or potential transferee, at the time such information is to be distributed or call is to take place, is a Competitor.

(iii) The Board may condition its obligation to provide any information, or otherwise permit any Holder (or any of its Representatives) to join or otherwise participate in any telephonic conference (including as contemplated by this Section 4(a)), on such Holder first delivering a certification to the Corporation (in form and substance reasonably acceptable to the Corporation) confirming that such Holder is not a Competitor.

(b) Confidentiality.

(i) Each Holder acknowledges that any notice or information furnished, including verbally, pursuant to this Agreement (the “Confidential Information”) is confidential and competitively sensitive. Each Holder shall use, and shall cause any Person to whom Confidential Information is disclosed by or on behalf of such Holder pursuant to clause (A) immediately below to use, the Confidential Information only in connection with its investment in the shares of Common Stock or other securities of the Corporation and not for any other purpose (including to disadvantage competitively the Corporation or any other Holder). Each Holder shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A) to the Holder’s Representatives in the normal course of the performance of their duties for such Holder (it being understood that such Representatives shall be informed by the Holder of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 4(b));

(B) to the extent requested or required by applicable law, rule or regulation; provided, that the Holder shall give the Corporation prompt written notice of such request(s) (including if received by a Representative), to the extent practicable, and to the extent permitted by law, so that the Corporation may, at its sole expense, seek an appropriate protective order or similar relief (and the Holder or such Representative shall cooperate with such efforts by the Corporation, and shall in any event make only the minimum disclosure required by such applicable law, rule or regulation and shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information);

(C) to any Person to whom the Holder is contemplating a bona fide Transfer of its shares of Common Stock or other shares of capital stock of the Corporation permitted in accordance with the terms hereof; provided, that such Person is not prohibited from receiving such information pursuant to this Section 4 and, prior to such disclosure, such potential transferee is advised of the confidential nature of such information and executes a non-disclosure agreement in customary form (and otherwise containing confidentiality obligations no less restrictive than those contemplated by this Section 4(b)) which agreement is independently enforceable by the Corporation;

(D) to any governmental, regulatory or self-regulatory authority or rating agency to which the Holder or any of its Representatives or Affiliates is subject or with which it has regular dealings in connection with any routine request of or any routine examination by such authority or agency;

(E) in connection with the Holder’s or the Holder’s Affiliates’ normal fund raising, marketing, informational or reporting activities or to any bona fide prospective purchaser of the equity or assets of the Holder or the Holder’s Affiliates, or prospective merger partner of the Holder or the Holder’s Affiliates; provided, that prior to such disclosure the Persons to whom such information is disclosed are advised of the confidential nature of such information and, other than advisors of such Person and its Affiliates that are bound by duties of confidentiality, execute and deliver a non-disclosure agreement in customary form (and otherwise containing confidentiality obligations no less restrictive than those contemplated by this Section 4(b)); or

(F) if the prior written consent of the Corporation shall have been obtained.

(ii) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Corporation or any Holder. The restrictions contained in this Section 4(b) shall terminate, with respect to any Holder, six (6) months following the date on which such Holder ceases to own any shares of Common Stock or any other shares of capital stock of the Corporation.

(iii) Confidential Information, with respect to any Holder, does not include information that: (A) is or becomes generally available to the public (including as a result of any information filed or submitted by the Corporation with the Commission) other than as a result of a disclosure by such Holder or its Representatives in violation of any confidentiality provision of this Agreement or any other applicable agreement; (B) is or was available to such Holder or its Representatives on a non-confidential basis prior to its disclosure to such Holder or its Representatives by the Corporation; or (C) was or becomes available to such Holder or its Representatives on a non-confidential basis, in each case of clause (B) and (C), from a source other than the Corporation, which source is or was (at the time of receipt of the relevant information) not, to the best of such Holder’s or its Representatives’ knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Corporation or another Person with respect to such information.

5. Transfer Restrictions.

(a) Requirements for Transfer.

(i) General Limitation on Transfer. Each Holder agrees with the Corporation, and not with one another, that prior to a Public Reporting Event it shall not Transfer any of its shares of capital stock of the Corporation except (i) in compliance with the Securities Act, (ii) in compliance with any other applicable securities or “blue sky” laws, (iii) in accordance with the terms and conditions of the Certificate of Incorporation, the Bylaws and this Agreement, (iv) either (A) to a third party transferee that is not an Affiliate of such Holder and that, unless approved by the Board, as of the expected date of such Transfer, the transferor has no reason to believe is a Competitor or (B) to a Permitted Transferee of such Holder, and (v) to the extent applicable, in accordance with Section 5(a)(iii) of this Agreement. As a condition precedent to becoming a party to this Agreement, the Corporation may require delivery by the transferee of a certificate to the Corporation, in form and substance reasonably satisfactory to the Corporation, confirming that it is not a Competitor or that it is a Permitted Transferee; provided, however, that Transfers pursuant to a Drag-Along Sale in accordance with Section 6(a) hereof shall not be subject to the restrictions in the foregoing clause (iv).

(ii) Joinder for Transfers of Beneficial Interests through DTC. Prior to a Public Reporting Event, with respect to shares of capital stock of the Corporation owned by a Holder and Transferred to a Person who is not already a Holder and a party to this Agreement in the form of beneficial interests through rules and procedures of DTC, DTC’s rights as a stockholder of the Corporation with respect to such shares shall be limited to the extent set forth in Section 15.1 of the Certificate of Incorporation until such time as such transferee has executed and delivered to the Corporation a Joinder.

(iii) Joinder for Other Transfers. Notwithstanding Section 5(a)(i), and except with respect to Transfers to which Section 5(a)(ii) is applicable, no Transfer of shares of capital stock of the Corporation to a Person who is not already a Holder and a party to this Agreement may be consummated prior to a Public Reporting Event unless, prior to the consummation thereof, the transferee executes and delivers a Joinder to the Corporation.

(iv) The Corporation shall update its books and records from time to time to reflect (1) any additional Holders that become party hereto in accordance with this Agreement’s terms, (2) the removal of any Persons who are no longer Holders and (3) any changes in any Holder’s address that are notified in accordance with Section 11(d).

(v) Any attempt to Transfer any shares of capital stock of the Corporation not in compliance with the Certificate of Incorporation, the Bylaws or this Agreement shall be null and void ab initio, and the Corporation shall not give any effect in the Corporation’s stock ledger to such attempted Transfer. Nothing in this Section 5 shall limit any restrictions on Transfer contained in any other provision of this Agreement or any other contract by and among the Corporation and any of the Holders, or by and among any of the Holders. The right of (x) GoldenTree to designate any one or more persons as Designated Directors for purposes of the director qualifications contained in the Certificate of Incorporation and (y) Silver Point to deliver a Silver Point Consent Notice (as defined in the Certificate of Incorporation), in each case, is personal and may not be Transferred by any such Holder to any Person other than to an Affiliate of such Holder. Nothing in this Section 5(a) shall be applicable to, or restrict the ability of the Corporation to effect, a redemption in accordance with Section 10.1 of the Certificate of Incorporation.

(b) New Issuances. Prior to a Public Reporting Event, no shares of capital stock (including any shares of Common Stock) shall be issued to any Person other than DTC, unless such Person is a party to this Agreement (including issuances upon the exercise of any options or other shares of capital stock issued to any director, officer, employee or other service provider of the Corporation or any of its Subsidiaries under any employee benefit plan (including under the Management Incentive Plan)) unless and until such Person shall have executed and delivered to the Corporation a Joinder.

(c) Restrictive Legend

(i) In the Corporation’s discretion, any certificates representing shares of Common Stock (if any) that are “restricted securities” within the meaning of Rule 144 may bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

(ii) In the Corporation’s discretion, any certificates representing shares of Common Stock (if any) that are not issued through DTC may bear a legend in substantially the following form:

“THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF APRIL 23, 2024, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE CORPORATION AND CERTAIN OF THE CORPORATION’S EQUITYHOLDERS AS WELL AS THE CERTIFICATE OF INCORPORATION OF THE CORPORATION. A COPY OF SUCH STOCKHOLDERS AGREEMENT AND CERTIFICATE OF INCORPORATION WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(iii) The Corporation reserves the right to require certification, legal opinions or other evidence of compliance with this Agreement and the Securities Act and all other applicable securities and “blue sky” laws (including Rule 144) as a condition to the removal of such legends or to any resale of the Common Stock, and also reserves the right to stop the transfer of any Common Stock if such transfer is not, in the Corporation’s judgment, in compliance with this Agreement and Rule 144 or pursuant to another available exemption from the registration requirements of applicable securities laws, or if such Transfer would otherwise not be in compliance with this Agreement and the Securities Act and all other applicable securities and “blue sky” laws.

6. Drag-Along and Tag-Along Rights.

(a) Drag-Along Rights.

(i) If at any time prior to a Public Reporting Event, one or more Holders who together own more than fifty percent (50%) of the Designated Shares (the “Dragging Stockholder”), receives a bona fide offer from a third Person who is not an Affiliate of the Corporation or any Dragging Stockholder to consummate, in one transaction, or a series of related transactions, a Company Sale, whether pursuant to a stock purchase, asset purchase, merger or otherwise (a “Drag-Along Sale”), the Dragging Stockholder shall have the right to require that each other Holder (each, a “Drag-Along Stockholder”) participate in such Company Sale in the manner set forth in this Section 6(a). Notwithstanding anything to the contrary in this Agreement, each Drag-Along Stockholder shall vote (or cause to be voted or provide a consent) in favor of the Drag-Along Sale and take all actions to waive any dissenters, appraisal or other similar rights arising or that may arise in connection therewith.

(ii) The Dragging Stockholder shall exercise its rights pursuant to this Section 6(a) by delivering a written notice (the “Drag-Along Notice”) to the Corporation no later than twenty (20) days prior to the closing date of such Drag-Along Sale, and in turn the Corporation will promptly deliver a copy of the Drag-Along Notice to each Drag-Along Stockholder. The Drag-Along Notice shall make reference to the Dragging Stockholder’s rights and obligations hereunder and shall describe in reasonable detail: (A) the number of outstanding shares of capital stock of the Corporation to be sold (including, if applicable, by the Dragging Stockholder), if the Drag-Along Sale is structured as a Transfer of capital stock of the Corporation; (B) the identity of the purchaser; (C) the proposed date of the closing of the Drag-Along Sale; (D) the expected per share purchase price (based on information available as of the date the Drag-Along Notice is delivered) and the other material terms and conditions of the Transfer; and (E) a copy of any form of agreement proposed to be executed by the Holders in connection with the Drag-Along Sale to the extent available; provided, that any failure of the Dragging Stockholder to deliver a Drag-Along Notice in compliance with this Section 6(a)(ii) shall not relieve any Drag-Along Stockholder of its obligation to consummate a Drag-Along Sale otherwise in compliance with this Section 6(a) once such Drag-Along Notice is provided to the Holders in compliance with this Section 6(a).

(iii) Other than in respect of any rollover opportunity for any Drag-Along Stockholder who is an officer, director, employee or consultant of the Corporation or its Subsidiaries, the consideration to be received by a Drag-Along Stockholder shall be in the same form and the same amount of consideration per share to be received, if applicable, by the Dragging Stockholder (or, if the Dragging Stockholder is given an option as to the form and amount of consideration to be received, the same option shall be given), and the terms and conditions of such Transfer shall be the same as those upon which the Dragging Stockholder Transfers its shares. Any (A) representations and warranties to be made or provided by a Drag-Along Stockholder in connection with such Drag-Along Sale shall be several and not joint and shall be personal to such Drag-Along Stockholder and not given on behalf of the Corporation, and shall be limited to representations and warranties related to such Drag-Along Stockholder’s authority, ownership and the ability to convey title to its shares, (B) Drag-Along Stockholder will not be required to agree to any non-competition, non-solicitation or similar restrictions in connection with such Drag-Along Sale; provided, that the Dragging Stockholder may require that any Drag-Along Stockholder who is an officer, director, employee or consultant of the Corporation or its Subsidiaries agree, without any additional consideration, to any such restrictive covenants, as such Dragging Stockholder deems reasonably prudent in connection with the Drag-Along Sale, and (C) covenants, indemnities and agreements made by the Drag-Along Stockholders, other than as expressly contemplated in the proviso in the immediately preceding clause (B), shall be the same covenants, indemnities and agreements as the Dragging Stockholder makes or provides in connection with the Drag-Along Sale (or the Board otherwise determines all Drag-Along Stockholders shall make); provided, that any indemnification obligation relating to the Corporation shall be pro rata based on the relative consideration received by the Dragging Stockholder (if any) and each Drag-Along Stockholder, in each case in an amount not to exceed (other than in the case of actual fraud by such Drag-Along Stockholder) the aggregate proceeds actually received by such Holder in connection with the Drag-Along Sale. For the avoidance of doubt, the Dragging

Stockholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Drag-Along Sale pursuant to this Section 6(a) and shall have no liability to the Corporation or any other Holder for any such decision or action.

(iv) The Holders will be required to elect a representative of the Holders (the “Holder Representative”) nominated by the affirmative vote of the Drag-Along Holders representing a majority of the outstanding shares of Common Stock held by all Drag-Along Holders to represent and make collective decisions on behalf of the Drag-Along Holders with respect to matters affecting the Drag-Along Holders under the applicable definitive transaction agreements in connection with such Drag-Along Sale. Each Holder and the Corporation hereby agrees to (i) consent to (A) the appointment of such Holder Representative, (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations or cost reimbursement of the Holder Representative, and (C) the payment of such Holder’s pro rata portion based on the aggregate consideration to be received by such Holder in such transaction (whether from the applicable escrow or expense fund or otherwise) of any and all out-of-pocket reasonable fees and expenses incurred by or on behalf of such Holder Representative in connection with such Holder Representative’s services and duties in connection with such Drag-Along Sale and any related service as the Holder Representative, and (ii) not assert any claim or commence any suit against the Holder Representative or any other Holder with respect to any action or inaction taken or failed to be taken by the Holder Representative in connection with its service as the Holder Representative, absent actual fraud or willful misconduct by the Holder Representative or breach of this Section 6(a).

(v) Each Holder shall take all actions as may be reasonably necessary and otherwise requested by the Dragging Stockholder to consummate the Drag-Along Sale, including entering into customary agreements and delivering certificates, documents and instruments, in each case consistent with the agreements being entered into and the certificates, documents and instruments being delivered by the Dragging Stockholder and subject to the terms of this Section 6(a).

(vi) The out-of-pocket fees and expenses of the Dragging Stockholder incurred in connection with a Drag-Along Sale and for the benefit of all Holders (as determined in good faith by the Board, excluding any director appointed or nominated by any Dragging Stockholder or its Affiliates (it being understood that costs incurred by or on behalf of a Dragging Stockholder for its sole benefit will not be considered to be for the benefit of all Holders)), to the extent not paid or reimbursed by the Corporation or the third party purchaser, shall be shared by all the Holders on a pro rata basis, based on the aggregate consideration received by each Holder; provided, that no Holder shall be obligated to make or reimburse any such fees or expenses prior to the consummation of the Drag-Along Sale.

(vii) The Dragging Stockholder shall have one hundred and twenty (120) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which period may be extended for a reasonable time not to exceed an additional one hundred and eighty (180) days to the extent reasonably necessary to obtain any required government approvals). If, at the end of such period, the Drag-Along Sale has not been completed, the Drag-Along Sale may not then be effected without first complying with all of the provisions of this Section 6(a).

(b) Tag-Along Rights.

(i) If at any time prior to a Public Reporting Event a Holder or Group of Holders (the “Selling Stockholder(s)”), in one transaction, or a series of related transactions, proposes to Transfer more than fifty percent (50%) of the outstanding shares of Common Stock to any Person other than a Permitted Transferee (the “Proposed Transferee”) and the Selling Stockholder(s) cannot or has not elected to exercise its drag-along rights set forth in Section 6(a), each other Holder other than Holders holding (but solely to the extent holding) Common Stock issued or issuable pursuant to the Management Incentive Plan (each, a “Tag-Along Holder”) shall be permitted to participate in such Transfer (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 6(b).

(ii) Prior to the consummation of any such Transfer of Common Stock described in this Section 6(b), the Selling Stockholder(s) shall deliver to the Corporation and each other Tag-Along Holder a written notice (a “Sale Notice”) of the proposed Tag-Along Sale no later than ten (10) Business Days prior to the closing date of such Tag-Along Sale. The Sale Notice shall make reference to the Tag-Along Holders’ rights hereunder and shall describe in reasonable detail: (A) the aggregate number of shares of capital stock of the Corporation the Proposed Transferee has offered to purchase; (B) the identity of the Proposed Transferee; (C) the proposed date of the closing of the Tag-Along Sale; (D) the expected per share purchase price (based on information available as of the date the Sale Notice is delivered; and (E) a copy of any form of agreement proposed to be executed by the Holders in connection therewith to the extent available; provided, any failure of the Selling Stockholder(s) to deliver a Sale Notice in compliance with this Section 6(b)(ii) shall not relieve any Tag-Along Holder, whose Tag-Along Notice has been accepted in accordance with Section 6(b)(iii), of its obligation to consummate a Tag-Along Sale otherwise in compliance with this Section 6(b)(ii), as long as such Sale Notice is in substantial compliance with this Section 6(b)(ii).

(iii) Each Tag-Along Holder may exercise its right to participate in a Tag-Along Sale by delivering to the Selling Stockholder(s) and the Corporation a written notice (a “Tag-Along Notice”) stating its election to do so and specifying the number of shares of capital stock of the Corporation to be Transferred by it no later than ten (10) Business Days following the delivery of the Sale Notice (the “Tag-Along Period”). Each Tag-Along Holder that timely delivers a Tag-Along Notice (a “Tag-Along Seller”) shall have the right to Transfer in such Tag-Along Sale, subject to the terms and conditions of this Section 6(b), up to a number of outstanding shares of capital stock of the Corporation equal to the product of (x) the aggregate number of outstanding shares of capital stock of the Corporation owned by the Tag-Along Seller times (y) a fraction (A) the numerator of which is equal to the number of outstanding shares of capital stock of the Corporation proposed to be sold by the Selling Stockholder(s) in the Tag-Along Sale, and (B) the denominator of which is equal to the number of outstanding shares of capital stock of the Corporation owned by the Selling Stockholder(s).

(iv) The acceptance by a Tag-Along Holder of the offer set forth in a Tag-Along Notice shall be irrevocable, and such Tag-Along Holder shall be bound and obligated, to Transfer in the proposed Transfer on the terms and conditions set forth in this Section 6(b). Each Tag-Along Holder who does not deliver a Tag-Along Notice in compliance with Section 6(b)(iii) above shall be deemed to have irrevocably waived all of such Tag-Along Holder’s rights to participate in the applicable Tag-Along Sale, and the Selling Stockholder(s) shall (subject to the rights of any other Tag-Along Seller which have been validly exercised) thereafter be free to Transfer to the Proposed Transferee its shares at a per share price that is no greater than the per share price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable to the Selling Stockholder(s), in the aggregate, than those set forth in the Sale Notice. The Proposed Transferee shall not be obligated to purchase a number of shares of capital stock of the Corporation exceeding that set forth in the Sale Notice and, in the event such Proposed Transferee elects to purchase less than all of the additional shares of capital stock of the Corporation sought to be Transferred by all Tag-Along Sellers, the aggregate number of shares of capital stock to be Transferred by the Selling Stockholder(s) and the Tag-Along Sellers shall be reduced on a pro rata basis (based on the number of shares of capital stock of the Corporation sought to be Transferred by each such Selling Stockholder and Tag-Along Seller).

(v) Each Tag-Along Seller shall receive the same form and amount of consideration per share as the Selling Stockholder(s) after deduction of such Tag-Along Seller’s proportionate share of the related expenses in accordance with Section 6(b)(vi) below. Each Tag-Along Seller shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholder(s) makes or provides in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder(s), the Tag-Along Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that (A) all representations, warranties, covenants and indemnities shall be made by each Selling Stockholder and each Tag-Along Seller severally and not jointly, (B) notwithstanding the other provisions of this Section 6(b) to the contrary, no Tag-Along Seller which is an Institutional Investor will be required to agree to any non-competition, non-solicitation of employees of the Corporation or similar restriction in connection with the exercise of its right to participate in a Tag-Along Sale hereunder, and (C) any indemnification obligation relating to the Corporation in respect of breaches of representations and warranties shall be pro rata based on the consideration received by each Selling Stockholder and each Tag-Along Seller, in each case, in an amount (other than as a result of actual fraud by such Selling Stockholder) not to exceed the aggregate proceeds actually received by such Selling Stockholder and Tag-Along Seller in connection with any Tag-Along Sale. For the avoidance of doubt, the Selling Stockholder(s) shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer pursuant to this Section 6(b) and shall have no liability to the Corporation or any other Holder for any such decision or action.

(vi) The out-of-pocket fees and expenses of the Selling Stockholder(s) incurred in connection with a Tag-Along Sale and for the benefit of the Selling Stockholder(s) and the Tag-Along Sellers as determined in good faith by the Board (excluding any director appointed or nominated by any Selling Stockholder(s) or its Affiliates (it being understood that costs incurred by or on behalf of the Selling Stockholder(s) for its sole benefit will not be considered to be for the benefit of the Selling Stockholder(s) and the Tag-Along Sellers)), to the extent not paid or reimbursed by the Corporation or the Proposed Transferee, shall be shared by the Selling Stockholder(s) and the Tag-Along Sellers on a pro rata basis, based on the aggregate consideration received by each such Selling Stockholder or Tag-Along Seller; provided, that no Tag-Along Seller shall be obligated to make or reimburse any such fees or expenses prior to the consummation of the Tag-Along Sale.

(vii) Each Tag-Along Seller shall take all actions as may be reasonably necessary and otherwise requested by the Selling Stockholder(s) to consummate the Tag-Along Sale, including entering into customary agreements and delivering certificates, documents and instruments, in each case consistent with the agreements being entered into and the certificates and documents being delivered by the Selling Stockholder(s) and subject to the terms of this Section 6(b).

(viii) The Selling Stockholder(s) shall have one hundred and twenty (120) days following the expiration of the Tag-Along Period in which to Transfer the shares of capital stock of the Corporation described in the Sale Notice to be sold by the Tag-Along Sellers, on the terms set forth in the Sale Notice (which such one hundred and twenty (120) day period may be extended for a reasonable time not to exceed an additional one hundred and eighty (180) days to the extent reasonably necessary to obtain any required government approvals). If, at the end of such period, the Selling Stockholder(s) has not completed such Transfer, the Selling Stockholder(s) may not then effect a Transfer of the shares subject to this Section 6(b) without again first complying with all of the provisions of this Section 6(b).

(ix) If the Selling Stockholder Transfers to any Proposed Transferee any of its shares in breach of this Section 6(b), then each Tag-Along Holder shall have the right to Transfer to the Selling Stockholder(s), and the Selling Stockholder(s) undertakes to purchase from each Tag-Along Holder, the number of shares of capital stock of the Corporation that such Tag-Along Holder would have had the right to Transfer to the Proposed Transferee pursuant to this Section 6(b), for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such shares from the Selling Stockholder(s), but without any indemnity or other post-closing obligation being granted by any Tag-Along Holder to the Selling Stockholder(s); provided, that nothing contained in this Section 6(b) (including the election of any remedy set forth herein) shall preclude any Tag-Along Holder from seeking alternative remedies against such Selling Stockholder(s) as a result of its breach of this Section 6(b). The Selling Stockholder(s) shall also reimburse each Tag-Along Holder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Holder’s rights pursuant to this Section 6(b)(ix).

7. Registration Rights.

(a) Demand Registration.

(i) At any time and from time to time after a Public Reporting Event upon written notice to the Corporation (a “Demand Notice”) delivered by Demanding Holders requesting that the Corporation effect the registration (a “Demand Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of any or all of the Registrable Securities held by the Demanding Holders, the Corporation shall promptly (but in any event, not later than five (5) Business Days following the Corporation’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Restricted Holders that, to the Corporation’s knowledge, hold Registrable Securities (each, a “Demand Eligible Holder”). The Corporation shall, within thirty (30) days following the receipt of such Demand Notice (subject to compliance with any applicable covenants in any underwriting agreement for a previous registration effected under this Section 7(a) or under Section 7(b)), file the appropriate Registration Statement (the “Demand Registration Statement”), subject to Section 7(a)(ii), and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities requested to be registered by the Demanding Holders in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Demanding Holders requested to be registered by the Demand Eligible Holders by written request (the “Demand Eligible Holder Request”) given to the Corporation within ten (10) days following the receipt of such Demand Notice, and (C) any securities of the same class or series to be offered and sold by the Corporation, in each case subject to Section 7(a)(ii), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. Notwithstanding anything in this Section 7 to the contrary, the Corporation shall not be obligated to effect more than two (2) Demand Registrations in any six (6)-month period.

(ii) Demand Registration Using Form S-3. The Corporation shall effect any requested Demand Registration using Form S-3 or Form S-ASR whenever the Corporation is a Seasoned Issuer or a WKSI, respectively, and eligible to use such form under applicable rules.

(iii) Effectiveness of Demand Registration Statement. The Corporation shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and remain effective for the lesser of (A) the period of time necessary for the underwriters or Restricted Holders to sell all of the Registrable Securities covered by such Demand Registration Statement and (B) 180 days, shall keep the Demand Registration Statement continuously effective (including by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, in each case, if required by the rules, regulations or instructions applicable to the registration form used by the Corporation for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder or if otherwise necessary) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 7(a) shall not be deemed to have been effected (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement has not been declared effective or, except pursuant to a Suspension Period, does not remain effective in compliance with the provisions of the Securities Act and the applicable laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective again within thirty (30) days, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a selling Holder, or (E) if the Corporation does not include in the applicable Registration Statement any Registrable Securities held by a Restricted Holder that are required by the terms hereof to be included in such Registration Statement.

(iv) Priority of Registration. Notwithstanding any other provision of this Section 7(a), if (A) the Demanding Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Corporation that, in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Demand Eligible Holders to be included in such offering and any securities that the Corporation or any other Person proposes to be included that are not Registrable Securities) exceeds the number of shares of Common Stock that can be sold in such underwritten offering or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering (in either situation, the “Maximum Offering Size”), then the Corporation shall so advise the Demanding Holders and the Demand Eligible Holders with Registrable Securities requested to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (1) first, the Registrable Securities requested to be included in such underwritten offering by the Demanding Holders and the Demand Eligible Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demanding Holders and Demand Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder, up to the Maximum Offering Size; (2) second, any securities proposed to be registered by the Corporation; and (3) third, Other Registrable Securities requested to be included in such underwritten offering to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such Other Registrable Securities on the basis of the number of securities requested to be included therein by each such holder. For any holder of Other Registrable Securities that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such holder, or the estates and Family Members of any such partners or members and retired partners or members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “holder”, and any pro rata reduction with respect to such Other Registrable Securities shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such Other Registrable Securities.

(v) Underwritten Demand Registration. The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Demand Majority, and such Demand Majority shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks reasonably satisfactory to the Corporation) and one firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Demand Registration; provided, (i) that the Corporation shall select such investment banker(s) and manager(s) if the Demand Majority cannot so agree on the same within a reasonable time period and (ii) that the Corporation shall not be obligated to effect any such underwritten offering if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Demand Registration, in the good faith judgment of the managing underwriter(s) therefor, is less than $25 million.

(vi) Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to this Section 7(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Corporation delivered prior to the effective date of the relevant Demand Registration Statement.

(b) Piggyback Registration.

(i) Registration Statement on behalf of the Corporation. If, (A) in connection with a Public Offering (as such term is defined in the Certificate of Incorporation), the Corporation proposes to file a Registration Statement or (B) at any time after a Public Reporting Event, the Corporation proposes to file a Registration Statement for an offering of Common Stock for cash (excluding a Public Offering, an offering in which Demand Eligible Holders may make Demand Eligible Holder Requests, an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4, a rights offering or an offering on any form of Registration Statement that does not permit secondary sales) (in each case (A) or (B), a “Piggyback Registration Statement”), the Corporation shall give prompt written notice (the “Piggyback Notice”) to all Restricted Holders that, to the Corporation’s knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 7(b)(ii) (a “Piggyback Registration”). Subject to Section 7(b)(ii), the Corporation shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Corporation has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five (5) Business Days after giving the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Corporation, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Demand Registration Statements, all upon the terms and conditions set forth herein. The Corporation shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Corporation has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii) Priority of Registration. If the Piggyback Registration under which the Corporation gives notice pursuant to Section 7(b)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Corporation and the Piggyback Eligible Holders that, in their reasonable view, the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and any securities that the Corporation or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration shall be determined with reference to a price range acceptable to the Corporation), then the Corporation shall so advise all Piggyback Eligible Holders with Registrable Securities requested to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the securities that the Corporation proposes to sell up to the Maximum Offering Size; (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Piggyback Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each such Piggyback Eligible Holder, up to the Maximum Offering Size; and (C) third, Other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the holders thereof on the basis of the number of securities requested to be included therein by each such holder. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 7(b)(iv) on the same terms and conditions as apply to the Corporation if such underwritten offering is consummated. For any Piggyback Eligible Holder that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such Piggyback Eligible Holder, or the estates and Family Members of any such partners/members and retired partners/members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Piggyback Eligible Holder”, and any pro rata reduction with respect to such “Piggyback Eligible Holder” shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such “Piggyback Eligible Holder”, as defined in this sentence.

(iii) Withdrawal from Registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 7(b) prior to the effective date of such Registration Statement, whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement, without prejudice, however, to the right of the Holders immediately to request that such registration be effected as a registration under Section 7(a) to the extent permitted thereunder and subject to the terms set forth therein. The Corporation shall promptly give notice of the withdrawal or termination of any registration to each Piggyback Eligible Holder who has elected to participate in such registration. The Registration Expenses of such withdrawn or terminated registration shall be borne by the Corporation in accordance with Section 7(j) hereof.

(iv) Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 7(b) involves an underwritten offering, the Corporation shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter or underwriters.

(v) Effect of Piggyback Registration. Subject to Section 7(h), no registration effected under this Section 7(b) shall relieve the Corporation of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 7(a) (subject to compliance with any applicable covenants in the underwriting agreement for a registration effected under this Section 7(b)), and no registration effected pursuant to this Section 7(b) shall be deemed to have been effected pursuant to Section 7(a).

(c) Notice Requirements. Any Demand Notice, Demand Eligible Holder Request or Piggyback Request shall (i) specify the maximum number and class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action, in each case, as may reasonably be required in order to permit the Corporation to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(d) Suspension Period. Notwithstanding any other provision of this Section 7, the Corporation shall have the right, but not the obligation, to defer the filing of, or suspend the use by the Holders of, any Registration Statement for a period of up to ninety (90) days (provided that, in the case of a Demand Registration Statement, a longer period may be consented to by Demand Majority) (i) upon issuance by the Commission of a stop order suspending the effectiveness of such Registration Statement with respect to Registrable Securities or the initiation of proceedings with respect to such Registration Statement under Section 9(d) or 8(e) of the Securities Act, or (ii) (x) if the Board determines, in its good faith judgment, that any such registration or offering should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Corporation or (y) if the Corporation determines in good faith that it would require the Corporation (after consultation with external legal counsel), under applicable securities laws and other applicable laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Corporation determines in good faith that such disclosures at that time would not be in the Corporation’s best interests; provided, that the exception set forth in the preceding clause (i)(y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material (any such period, a “Suspension Period”); provided, however, that in such event, the Demanding Holders will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration under Section 7(a) and the Corporation will pay all Registration Expenses in connection with such registration; provided, further, that in no event shall (A) the Corporation declare a Suspension Period more than two (2) times in any 365-day period or (B) the aggregate length of Suspension Periods declared in any 365-day period exceed one hundred twenty (120) days in total. The Corporation shall (i) give prompt written notice to the Holders of its declaration of a Suspension Period and of the expiration or termination of the relevant Suspension Period and (ii) promptly resume the process of filing or requesting for effectiveness, or update the suspended Registration Statement, as the case may be, as may be necessary to permit the Holders to offer and sell their respective Registrable Securities in accordance with applicable law. If the filing of any Demand Registration is suspended pursuant to this Section 7(d), once the Suspension Period ends, the Demanding Holders may request a new Demand Registration.

(e) Required Information. The Corporation may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Corporation such information regarding the intended method of distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Corporation may from time to time reasonably request in writing (provided, that such information shall be used only in connection with such registration) and the Corporation may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Corporation and to cooperate with the Corporation as reasonably necessary to enable the Corporation to comply with the provisions of this Agreement.

(f) Other Registration Rights Agreements. The Corporation has not entered into and, unless agreed in writing by Holders of a majority of Registrable Securities on or after the date of this Agreement, will not enter into, any agreement or arrangement that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect.

(g) Cessation of Registration Rights. All registration rights granted under this Section 7 shall continue to be applicable with respect to any Holder until such Holder no longer holds any Registrable Securities. In the event the Corporation engages in a merger or consolidation in which the Registrable Securities of the Corporation are converted into securities of another Person, the Corporation will use its commercially reasonable efforts to make appropriate arrangements so that the registration rights comparable to those provided under this Agreement continue to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Corporation in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Corporation will use its commercially reasonable efforts to cause any such “inherited” registration rights to be modified so as not to interfere in any material respect with the rights provided under this Agreement.

(h) Lock-Up Agreement. Each Holder of Registrable Securities agrees that in connection with any IPO and any underwritten offering in which the Holder participates pursuant to the terms of this Agreement, and upon the request of the managing underwriter in such IPO, such Holder shall agree not to, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed one hundred and eighty (180) days), (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that Transfers to another Person, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.

(i) Registration Procedures. The procedures to be followed by the Corporation and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Corporation and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(i) The Corporation will (A) prepare and file a Registration Statement or a Prospectus, as applicable, with the Commission (within the time period specified in Section 7(a)) which Registration Statement (1) shall be on a form required by this Agreement (or if not so required, selected by the Corporation) for which the Corporation qualifies, (2) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, (B) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 7(a), (C) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 7(a)), and (D) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation will not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Holder to which such participating Holder reasonably objects (provided, that if a participating Holder objects to information regarding such participating Holder that is required in the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Corporation may exclude such participating Holder’s Registrable Securities from the applicable Registration Statement).

(ii) The Corporation will as promptly as reasonably practicable (A) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (1) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (2) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 7(a) in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (B) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (C) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, and (D) as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Corporation determines in good faith would result in the disclosure to such Holders of material non-public information concerning the Corporation that is not already in the possession of such Holder.

(iii) The Corporation will comply in all material respects with the provisions of the Securities Act with respect to each Registration Statement.

(iv) The Corporation will notify the Demanding Holders (in the case of a Demand Registration) and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (A) (1) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed, (2) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each Holder, its counsel and each underwriter, if applicable, other than information which the Corporation determines in good faith would constitute material non-public information that is not already in the possession of such Holder), and (3) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (B) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (C) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (E) if, at any time, the representations and warranties of the Corporation in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects; or (F) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

(v) The Corporation will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any Prospectus, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period terminates.

(vi) During the Effectiveness Period, the Corporation will furnish to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder, counsel or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(vii) The Corporation will promptly deliver to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Holder, counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter. The Corporation hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(viii) The Corporation will use its commercially reasonable efforts to (A) register and qualify, or cooperate with the selling Holders, their counsel, the underwriters, if any, and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request, (B) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement, and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition of the Registrable Securities covered by such Registration Statement in each such jurisdiction; provided, however, that the Corporation will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(ix) To the extent that the Corporation has certificated shares of Common Stock, the Corporation will cooperate with each selling Holder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each selling Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Corporation’s transfer agent, the Corporation will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities pursuant to the Registration Statement.

(x) Upon the occurrence of any event contemplated by Section 7(i)(iv)(F), as promptly as reasonably practicable, the Corporation will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(xi) The Demanding Holders may distribute the Registrable Securities under a Demand Registration Statement by means of an underwritten offering; provided, that (A) such Demanding Holders provide to the Corporation a Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering, (B) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein, (C) each Holder participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form, and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided, that any such Holder shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties, agreements and indemnities regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution, and the accuracy of information contained in the applicable Registration Statement or the related Prospectus concerning such Holder as provided by or on behalf of such Holder and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (D) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements. The Corporation hereby agrees with each Holder of Registrable Securities that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith, execute and perform its obligations under all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will use commercially reasonable efforts to procure auditor “comfort” letters addressed to the underwriters in the offering from the Corporation’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Corporation or any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters for an underwritten Public Offering as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(xii) The Corporation will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions and a negative assurance letter from counsel for the Corporation (including any local counsel reasonably requested by the underwriters) dated the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions and negative assurance letters requested in sales of securities or public underwritten offerings.

(xiii) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, and in respect of any offering of Registrable Securities, the Corporation will make available upon reasonable notice at the Corporation’s principal place of business or such other reasonable place for inspection by any selling Holder of Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other information and books and records of the Corporation, and cause the officers, employees, counsel and independent certified public accountants of the Corporation to respond to such inquiries, as shall be reasonably requested by such Holders, underwriters, attorneys, accountants or agents (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of the Securities Act.

(xiv) The Corporation will (A) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and (B) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities included in such Registration Statement.

(xv) The Corporation will cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and in performance of any due diligence investigations by any underwriter.

(xvi) The Corporation will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xvii) The Corporation will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xviii) In connection with any registration of Registrable Securities pursuant to this Agreement, the Corporation will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including furnishing to the selling Holders or any underwriters such further customary certificates, opinions and documents as they may reasonably request using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows.

(xix) The Corporation shall use its commercially reasonable efforts to list the Common Stock covered by a Registration Statement on the Trading Market, if any.

(xx) Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Corporation of the occurrence of any event of the kind described in clauses (B) through (D) and (F) of Section 7(i)(iv) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Corporation shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented Prospectus or amended Registration Statement or is advised in writing by the Corporation that the use of the Prospectus may be resumed.

(j) Registration Expenses. The Corporation shall bear all reasonable Registration Expenses incident to the performance of or compliance with its obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement. In addition, the Corporation shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Section 7 (including expenses payable to third parties and including all salaries and expenses of the Corporation’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Corporation and in respect of which proceeds are received by the Corporation. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement or Piggyback Registration Statement.

(k) Indemnification.

(i) The Corporation shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in this Section 7 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Corporation. Further, the Corporation shall indemnify and hold harmless each Holder, their respective partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act or the Exchange Act), any employee or Representative thereof and any selling broker, dealer manager or similar securities industry professional engaged by them (each, an “Indemnified Person” and collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated or deemed incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by the Corporation or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law rule or regulation in connection with such Registration Statement, disclosure document or related document or report or any offering covered by such Registration Statement, and the Corporation shall reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, demand, action, suit or proceeding; provided, however, that the Corporation shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Indemnified Person specifically for use therein.

(ii) In connection with any Registration Statement filed by the Corporation pursuant to this Section 7 hereof in which a Holder has registered for sale its Registrable Securities, each such selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Corporation, its directors and officers, employees, agents and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) and any other Holder selling securities under such Registration Statement, its partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls such other Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof from and against any Losses resulting from (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by such Holder of any federal, state or common law rule or regulation relating to action or inaction in connection with any information provided by such Holder in such registration, disclosure document or related document or report in the case of clauses (A) and (B) to the extent, but only to the extent, that such untrue statement or omission occurs in reliance upon and in conformity with any information furnished in writing by or on behalf of such selling Holder to the Corporation specifically for inclusion in such registration, disclosure document or related document or report and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder, and such Holder will reimburse the Corporation for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Losses. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder in connection with such sale.

(iii) Any Indemnified Person under paragraph (i) or (ii) of this Section 7(k) shall (A) give prompt written notice to the indemnifying Person under paragraph (i) or (ii) of this Section 7(k) of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying Person shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that the indemnifying Person’s ability to defend such claim (through the forfeiture of substantive rights or defenses) is actually and materially prejudiced by reason of such delay or failure) and (B) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the indemnifying Person has agreed in writing to pay such fees or expenses, (2) the indemnifying Person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person within a reasonable time after receipt of notice of such claim from the Indemnified Person, (3) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying Person, or (4) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying Person with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying Person in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). The indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No action may be settled without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that the prior written consent of the Indemnified Person shall not be required if (x) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such settlement; (y) such settlement provides for the payment by the indemnifying Person of money as the sole relief for such action and (z) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying Person or Persons shall not, except as specifically set forth in this Section 7(k)(iii), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed promptly.

(iv) If the indemnification provided for in this Section 7(k) is held by a court of a competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, damage, claim or liability, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, damage, claim or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying Person and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Person or Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 7(k)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentences. Notwithstanding the provisions of this Section 7(k)(iv), no selling Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ or brokers’ discounts and commissions) received by such selling Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each selling Holder’s obligation to contribute pursuant to this Section 7(k)(iv) is several in the proportion that the net proceeds of the offering received by such selling Holder bears to the total net proceeds of the offering received by all such selling Holders and not joint.

(v) The remedies provided for in this Section 7(k) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The obligations of the Corporation and Holders of Registrable Securities under this Section 7(k) shall survive completion of any offering of Registrable Securities pursuant to a Registration Statement and the termination of this Agreement.

(l) Facilitation of Sales Pursuant to Rule 144. The Corporation agrees that (i) upon such time as it becomes, and for so long as it remains, subject to the periodic reporting provisions of the Exchange Act, it shall use its commercially reasonable efforts to timely file the reports, if any, required to be filed by it under the Exchange Act and the rules adopted by the Commission thereunder or, if it is not required to file such reports, upon the request of any Holder, it shall make publicly available other information so long as necessary to permit sales of Registrable Securities in compliance with Rule 144 and (ii) shall take such further action as any Holder may reasonably request to enable the Holders to sell Registrable Securities without registration in compliance with Rule 144. Upon the written request of any Holder in connection with that Holder’s sale pursuant to Rule 144 under the Securities Act, the Corporation shall deliver to such Holder a written statement as to whether it has complied with such requirements. This Section 7(l) shall apply only after a Public Reporting Event.

8. Future Issuance of Shares; Preemptive Rights.

(a) Offering Notice. Except for Permitted Issuances, if at any time prior to a Public Reporting Event the Corporation or any of its Subsidiaries desires to consummate a Securities Offering, or to issue any Common Stock (such Securities Offering and Common Stock collectively, other than Permitted Issuances, “New Securities”), to any Person (the “Subject Purchaser”), then the Corporation shall (or shall cause its applicable Subsidiary to) offer such New Securities to each of the Holders by delivering written notice (the “New Issuance Notice”) to each Holder, subject to Section 8(c), at least fifteen (15) Business Days prior to the date of issuance of such New Securities, which New Issuance Notice shall state, in reasonable detail, the material terms and conditions of such issuance, including (i) the number and type of New Securities proposed to be issued, (ii) the proposed purchase price per security of the New Securities and (iii) the material terms of such New Securities, including, as may be applicable, their relative designations, preferences, privileges and rights (the “Proposed Price”).

(b) Exercise.

(i) For a period of ten (10) Business Days after the Corporation’s delivery of the New Issuance Notice to a Holder pursuant to Section 8(a), such Holder shall have the right, but not the obligation, to purchase up to its Proportionate Percentage of the New Securities, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. “Proportionate Percentage” means, with respect to a Holder, the percentage determined by dividing (x) the total number of outstanding shares of Common Stock then owned by such Holder by (y) the total number of outstanding shares of Common Stock owned by all Holders.

(ii) The right of each Holder to purchase its Proportionate Percentage of New Securities shall be exercisable by a Holder only by delivering an irrevocable written notice of the exercise thereof, prior to the expiration of the ten (10) Business Day period referred to in Section 8(b)(i), to the Corporation or its applicable Subsidiary, which notice shall state the amount of New Securities that such Holder elects to purchase pursuant to Section 8(b)(i) and such Holder’s agreement to acquire all such New Securities set forth in such notice at the Proposed Price and on all of the other terms and conditions set forth in the New Issuance Notice. The failure of a Holder to deliver an irrevocable written notice to the Corporation or its applicable Subsidiary otherwise in compliance with the immediately preceding sentence within such ten (10) Business Day period shall be deemed to be an irrevocable waiver by such Holder of its rights to purchase any such New Securities.

(iii) If any Holder does not fully subscribe for the number or amount of New Securities that it is entitled to purchase pursuant to Section 8(b)(i), then the remaining New Securities shall be reoffered by the Corporation to the Holders who validly elected to purchase their entire Proportionate Percentage upon the terms set forth in this Section 8(b), except that such Holders must exercise such purchase rights within three (3) Business Days after delivery of a notice of such reoffer by the Corporation. Notwithstanding the foregoing provisions of this Section 8 to the contrary, in lieu of issuing to the Holders one or more additional notices to acquire New Securities, the Board shall have the right to require each Holder, in its written response to the applicable New Issuance Notice, to indicate the maximum number of New Securities such Holder would elect to purchase, and, in such event, the Board shall, acting in good faith and in a manner consistent with the foregoing provisions of this Section 8 and, after the Board has allocated to each Holder the New Securities it has validly elected to subscribe for and in an amount not to exceed each such Holder’s applicable Proportionate Percentage, allocate the remaining New Securities pro rata among the Holders electing to purchase New Securities based on the maximum number of New Securities each such Holder indicated it would elect to purchase in its written response to the applicable New Issuance Notice, it being understood that (x) no Holder shall be obligated to purchase more New Securities than the maximum number indicated in its written response to the applicable New Issuance Notice and (y) the Board’s allocation of New Securities, if made in good faith and in a manner consistent with the foregoing provisions of this Section 8, shall be final and binding on the Corporation and the Holders.

(c) Specified Issuance. Notwithstanding the requirements of Section 8(a) and Section 8(b), the Corporation or its applicable Subsidiary may proceed with an issuance of New Securities that would otherwise be subject to Section 8(a) prior to having complied with the provisions of Section 8(a) (such issuance, a “Specified Issuance”) (but subject to the applicable approvals of the Board and the Holders, if any, required by this Agreement); provided, that the Corporation shall (or shall cause its applicable Subsidiary to):

(i) provide to each Holder as of the date of the Specified Issuance prompt written notice of (and, in any event, within five (5) Business Days of) such Specified Issuance;

(ii) within a reasonable period of time (but in any event not more than fifteen (15) Business Days following such Specified Issuance) offer, in writing, to each Holder as of the date of the Specified Issuance the option to purchase its Proportionate Percentage of the New Securities issued in the Specified Issuance (together with, if applicable, New Securities not acquired by the other Holders and otherwise in accordance with Section 8(b)) from the original subscriber(s) in such Specified Issuance, at the same price and on the same terms and conditions with respect to such New Securities as provided to the original subscriber(s) in such Specified Issuance; and

(iii) keep such offer open for a period of no less than ten (10) Business Days, during which period, each Holder may accept such offer by sending an irrevocable written notice of exercise to the Corporation or its applicable Subsidiary committing to purchase in accordance with the procedures set forth in Section 8(b), an amount of such New Securities (not to exceed the amount specified in the offer made pursuant to Section 8(c)(ii));

provided, further, that (A) for all purposes under this Agreement, any purchase of New Securities by a Holder pursuant to this Section 8(c) shall be deemed to have occurred on the date of the consummation of such Specified Issuance and (B) during the period commencing on the consummation of such Specified Issuance and ending on the earlier of (x) the consummation of the purchase of New Securities by all of the Holders who have elected to exercise their respective preemptive rights pursuant to this Section 8(c) and (y) if none of the Holders elect to exercise their respective preemptive rights pursuant to this Section 8(c), the expiration of the ten (10) Business Day period specified in the immediately preceding clause (iii), the New Securities issued pursuant to this Section 8(c) shall not be taken into account in calculating the Proportionate Percentage of any Holder for any purposes under this Agreement.

(d) Closing. The closing of the purchase of New Securities subscribed for by the Holders under (i) Section 8(b) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on (A) the fifteenth (15th) Business Day after the giving of the New Issuance Notice pursuant to Section 8(a), if the Holders elect to purchase all of the New Securities under Section 8(b), or (B) the proposed date of the closing of the sale to the Subject Purchaser if the Holders elect to purchase some, but not all, of the New Securities under Section 8(b), (ii) Section 8(c) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on the fifteenth (15th) Business Day after the date of the offer specified under Section 8(c)(ii), or (iii) with respect to each of the immediately preceding clause (i) and clause (ii), at such other time and place as the parties to the transaction may reasonably agree in writing. At such closing, as applicable, the Corporation shall (or shall cause its applicable Subsidiary to) deliver certificates (to the extent that the Corporation or its applicable Subsidiary has certificated shares) representing the New Securities to the participating Holders, and such New Securities shall be issued free and clear of all liens (other than those arising hereunder or pursuant to applicable law and those attributable to actions by the purchasers thereof) and the Corporation shall (or shall cause its applicable Subsidiary to) so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Holders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Holder purchasing the New Securities shall deliver at the closing payment, to the bank account designated by the Corporation, in full in immediately available funds for the New Securities purchased by such Holder. At such closing, all of the parties to the transaction shall execute such additional documents as the Corporation may reasonably request to effectuate the closing. Notwithstanding the foregoing, if the closing of a sale or issuance of New Securities is not consummated within a six (6)-month period (plus such number of additional days (if any) necessary to allow the expiration or termination of all waiting periods under antitrust laws applicable to such sale) after the date upon which an applicable New Issuance Notice is delivered or if the principal terms of such sale change such that the terms are less favorable in any material respect to the Holders than those in the New Issuance Notice, then the restrictions provided for herein shall again become effective, and no issuance or sale of New Securities may be made thereafter by the Corporation or its applicable Subsidiary without first offering such New Securities to the Holders in accordance with this Section 8. Notwithstanding any other provision of this Section 8, there shall be no liability on the part of the Corporation, any of its Subsidiaries or any Holder to any Holder arising from the failure of the Corporation or its applicable Subsidiary to consummate the sale of New Securities for any reason.

(e) Assignment of Preemptive Rights. The rights contained in this Section 8 may be assigned or otherwise conveyed by a Holder to one (1) or more of its Affiliates; provided, that such assignment or conveyance is otherwise effected in prior compliance with the terms and conditions of this Agreement applicable to the assignment or Transfer of outstanding shares of capital stock of the Corporation (including those set forth in Section 5 and, if applicable, Section 6).

(f) Modification and Delay for Compliance with Law. Notwithstanding anything to the contrary contained in this Agreement, if the Corporation determines (after consultation with counsel) that the offer, sale or issuance of New Securities in the manner contemplated by this Section 8 reasonably requires registration, notice, filing, clearance or other compliance with law or regulation (including any filing under the Securities Act, state securities laws, antitrust laws or similar laws), then compliance with this Section 8 (and any offer, sale or issuance of the New Securities) shall be delayed as the Corporation deems reasonably necessary or appropriate to avoid violation of such laws or regulations. In such circumstances, the Corporation and each Holder agrees to use commercially reasonable efforts to cooperate and effect any such registration, notice, filing or compliance with law as promptly as reasonably practical.

9. Public Reporting Events.

(a) Listing Committee. The Corporation agrees that the Listing Committee shall be delegated the power and authority to assess, consider and initiate any Public Reporting Event, including Listing, Resale Registration or Exchange Act Registration by the Corporation.

(b) In connection with the first Public Reporting Event, the Corporation agrees with each Holder that it will use commercially reasonable efforts to (i) ensure that it meets the applicable requirements of the Commission to effect such Public Reporting Event, (ii) meet the initial listing standards of the Trading Market, and (iii) ensure that its Certificate of Incorporation, Bylaws and internal policies meets such standards as are necessary or appropriate for a company subject to reporting obligations under the Exchange Act.

(c) In the event the Corporation, upon the advice of the Listing Committee, initiates any of the foregoing, each Holder agrees with the Corporation that it shall take all necessary action (including the voting, or taking of any action by consent with respect to, any shares of Common Stock held by them) to effect such Public Reporting Event and to allow the Corporation to meet its obligations under Section 9(b). The obligation in the preceding sentence will terminate upon the consummation of the first Public Reporting Event.

10. Conflicts; Trigger Events.

(a) Governing Documents. In the event of any conflict or inconsistency between, on the one hand, the terms and conditions of this Agreement and, on the other hand, those set forth in the Certificate of Incorporation or Bylaws, the terms and conditions of this Agreement shall govern and control (i) with respect to the Certificate of Incorporation, to the maximum extent permitted by applicable law, and (ii) with respect to the Bylaws, to the extent that the Bylaws or such other governing documents, as applicable, may be amended to conform with such requirements; provided, that in the event of any such conflict, each Holder shall vote (or cause to be voted or provide consent with respect to) all of such Holder’s Common Stock and any other voting securities of the Corporation over which such Holder has voting control and shall take all other necessary or desirable actions within such Holder’s control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings or executing consents in lieu of any meeting) to cause the Certificate of Incorporation and the Bylaws to be amended, as applicable, to conform and not be inconsistent with the terms and conditions of this Agreement.

(b) Trigger Event. Upon a Trigger Event, the Corporation shall take all necessary action (subject to the fiduciary duties of the directors) to amend the Certificate of Incorporation so that any one or more Relevant Documents subject of such a Trigger Event is or are, as applicable, (A) incorporated as a “fact ascertainable” in the Certificate of Incorporation (in the case of subsection (i) of the definition of Trigger Event) or (B) attached as an Exhibit to the Certificate of Incorporation or otherwise included therein, with the Certificate of Incorporation being amended so that references to such Relevant Document in the Certificate of Incorporation shall refer to such Relevant Document as included in such Exhibit or as otherwise included therein (in the case of subsection (ii) of the definition of Trigger Event), and, in either case, each Holder shall vote (or cause to be voted or provide consent with respect to) all of such Holder’s Common Stock and any other voting securities of the Corporation over which such Holder has voting control and shall take all other necessary or desirable actions within such Holder’s control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings or executing consents in lieu of any meeting) to cause the Certificate of Incorporation to be so amended.

(c) To facilitate performance of the Holders’ obligations to vote their shares of capital stock to the extent set forth in Section 6(a)(i), Section 10(a) or Section 10(b) of this Agreement, each Holder (separately and not jointly) hereby irrevocably grants to and appoints without need for any further action a person to be designated by the Corporation (which shall be the Chairperson of the Board of Directors in the absence of any affirmative designation by the Corporation), as proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of that Holder to vote or act by written consent with respect to such Holder’s shares of capital stock (whether now owned or hereafter acquired, and whether owned of record or beneficially) in each case in accordance with such Holder’s agreements contained therein. Each Holder hereby affirms that such proxy is irrevocable, coupled with an interest, intended to be valid for the full term of this Agreement (or, if earlier, until the last date permitted by applicable law), and given to secure the performance of the obligations of such Holder under this Agreement.

11. Miscellaneous.

(a) Termination. This Agreement (other than Section 4(b), Section 5(c), Section 7 and this Section 11 and the related defined terms used in such Sections) shall terminate automatically and cease to be of any further force and effect (provided, that no such termination shall relieve a Party of any liability for any breach of this Agreement by such Party prior to such date and time of termination) immediately upon the effectiveness of a Public Reporting Event. A Holder shall remain a party to this Agreement and be entitled to the benefits and subject to the obligations hereunder only so long as such Person owns shares of Common Stock.

(b) Remedies. In the event of a breach or threatened breach by the Corporation or a Holder of any of its obligations under this Agreement, the Corporation or any other Holder, as the case may be, in addition to being entitled to exercise all rights granted by applicable law and under this Agreement, including recovery of damages, will be entitled to specific performance (including injunction or injunctions to prevent breaches) of the terms of this Agreement. Each Party agrees that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (ii) monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement, and (iii) in the event of any action for specific performance (or other equitable remedies) in respect of such breach or threatened breach, it shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond or other security as a prerequisite to obtaining specific performance or any other equitable relief. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(c) Amendment; Modification; Waivers.

(i) This Agreement may be amended or modified if, and only if, such amendment or modification is in writing and signed by (x) the Corporation, following approval by the Board, and (y) Holders representing, in aggregate, no less than a majority of the outstanding shares of Common Stock owned by Holders as of such date; provided, that notwithstanding the foregoing, no amendment or modification of this Agreement that materially and adversely affects a Holder (solely in its capacity as a Holder) in a manner disproportionate to its effect on the other Holders holding the same class(es) of capital stock of the Corporation (solely in their respective capacity as a Holder of the same class(es) of capital stock of the Corporation), shall be effective without such disproportionately affected Holder’s prior written consent; provided, further, that notwithstanding the foregoing provisions of this Section 11(c)(i), any amendment or modification of (A) Section 2(a), Section 2(c), Section 2(e) or Section 2(f) prior to the time that GoldenTree no longer owns the Smaller Minimum Amount shall require the prior written consent of GoldenTree; (B) Section 2(a) or Section 2(c) prior to the time that Silver Point no longer owns the Smaller Minimum Amount shall require the prior written consent of Silver Point; or (C) any minimum shareholding requirement or ownership thresholds related to Holders’ pre-emptive rights set forth in Section 8 or the rights of any Tag-Along Holders, or of Holders to receive information pursuant to Section 4, shall require the prior written consent of the adversely affected Holders. Any amendment or modification of any provision of this Agreement must specifically reference this Section 11(c)(i) and the provision(s) of this Agreement to be so amended or modified.

(ii) Notwithstanding anything contained in Section 11(c)(i) to the contrary, the following amendments or modifications of this Agreement may be made by the Corporation (with the approval of the Board) from time to time, without the consent of any Holder or any other Person, by delivery of a written notice of such amendment or modification to the Holders: (A) to correct any typographical or similar ministerial errors in this Agreement or any schedule or exhibit hereto or to cure any ambiguity; (B) to delete or add any provisions of this Agreement required to be so deleted or added to comply with applicable law (including, without limitation, any necessary amendments or modifications to this Agreement following a Public Reporting Event); (C) to reflect the authorization, creation or issuance (including, for the avoidance of doubt, the designations, preferences, privileges and rights) of any additional shares of capital stock of the Corporation (or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Corporation) otherwise consummated in accordance with this Agreement, the Certificate of Incorporation and the Bylaws; and (D) in connection with any Transfer otherwise consummated in accordance with this Agreement, to reflect the addition or removal of any Person as a Holder; provided, that no such amendment, modification or waiver may be made pursuant to the foregoing clauses (A)-(D) which would otherwise require the consent of any Holder pursuant to the provisos set forth in the first sentence of Section 11(c)(i) and the proviso set forth in Section 11(c)(iii).

(iii) Any provision of this Agreement may be waived only by the Party entitled to the benefit of such provision, in a writing duly executed by such Party and making specific reference to this Section 11(c)(iii) and the provision(s) of this Agreement to be so waived. Notwithstanding the foregoing sentence to the contrary, the Corporation may only waive a provision of this Agreement (x) following approval by the Board, and (y) with the written consent of Holders representing, in aggregate, no less than a majority of the outstanding shares of Common Stock owned by Holders as of such date; provided, that notwithstanding the foregoing, no waiver of this Agreement that adversely affects a Holder (solely in its capacity as a Holder) in a manner disproportionate to its effect on the other Holders holding the same class(es) of capital stock of the Corporation (solely in their respective capacity as a Holder of the same class(es) of capital stock of the Corporation), shall be effective without such disproportionately affected Holder’s prior written consent.

(iv) Except as required by applicable law, no amendment, modification or waiver of any provision of or under this Agreement shall require the consent of any Person not a party to this Agreement, and any shares of capital stock owned by a Person who is not party to this Agreement will be deemed not “outstanding” for purposes of this Agreement and any amendments, modifications, waiver or consents hereunder.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally recognized, overnight, air courier or (iv) when delivered or, if sent after the Close of Business or if sent by email (with confirmation of delivery, which may be electronic), on the following Business Day, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person and otherwise then set forth on the Corporation’s books and records.

(e) Governing Law; Forum. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws. Each of the Corporation and each Holder agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the Delaware Court of Chancery (or solely if jurisdiction in the Delaware Court of Chancery shall be unavailable, the state and federal courts in the State of Delaware) (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement, each of the Corporation and each Holder hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over either the Corporation or the Holder, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with Section 11(d), although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by applicable law and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 11(e) shall prohibit any party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Corporation and each Holder agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, legal representatives, permitted assigns and Approved Transferees. Prior to the termination of this Agreement in accordance with Section 11(a), the Corporation shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Corporation under this Agreement or offer to enter into a new agreement with each of the Parties who directly hold shares of capital stock (or equivalent securities) in such successor or assign on terms substantially the same as those set forth in this Agreement (and as may be set forth in the Certificate of Incorporation and Bylaws) as a condition of any such transaction.

(g) Waiver of Trial by Jury. EACH OF THE CORPORATION AND EACH HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE CORPORATION AND EACH HOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(h) Severability. The provisions of this Agreement shall be deemed severable. The illegality, invalidity or unenforceability of any provision hereof shall not affect the legality, validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be legal, valid and enforceable under applicable law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (i) a court of competent jurisdiction shall be entitled to substitute therefor a suitable and equitable provision to carry out, so far as may be legal, valid and enforceable and to the greatest extent possible, the intent and purpose of such illegal, invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons (including the Corporation and the Holders) or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, that if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be legal, valid and enforceable under applicable law.

(i) Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then the last day of such period shall be deemed tolled until, and such action may be taken or such right may be exercised on, the next succeeding Business Day.

(j) Entire Agreement. This Agreement, together with the Certificate of Incorporation and Bylaws, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(k) Execution of Agreement; Counterparts. This Agreement may be executed and delivered (by electronic mail in portable document format (.pdf) or other electronic means) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(l) Determination of Ownership and Holder Status. The determination of whether a Person “owns” shares of capital stock shall be determined in accordance with Section 2.2(b) of the Bylaws, except as set forth in this Section 11(l). In determining ownership of capital stock of the Corporation hereunder for any purpose, the Corporation may rely solely on the records of the transfer agent for the capital stock of the Corporation from time to time, or, if no such transfer agent exists, the Corporation’s stock ledger; provided, that with respect to determinations as to whether a Person beneficially owns shares of capital stock issued to or through DTC, the

Corporation may rely on (1) any notice received by the Corporation and certified by a Person as to their beneficial ownership held through DTC and (2) the register of initial issuances as of the Reorganization Date. To facilitate determinations of ownership and Holder status, the Corporation shall be entitled, at any time, to request that a Holder certify to the Corporation as to the amount and form of its ownership of shares of capital stock by delivering a written request to the physical or email address of record for such Holder as shown in the records of the Corporation. If the Corporation receives no certification from a Holder within five Business Days after such a request, the Corporation may assume either (1) that the Holder owns no shares through DTC or (2) that no change has occurred in its ownership since a prior determination of ownership. In determining ownership and Holder status for purposes of complying with this Agreement or obtaining any waiver or consent hereunder, determinations made in good faith by the Corporation and in accordance with this Section 11(l) shall be conclusive in the absence of manifest error.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, the Corporation and each Holder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Holder’s Affiliates, and its and their respective former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, members, financing sources, managers, general or limited partners or assignees (collectively, the “Non-Recourse Parties”), in each case other than (x) the Corporation, the Holders or any of their permitted assigns under this Agreement or (y) in respect of any other document or instrument, solely to the extent such Non-Recourse Party is a party to such document or instrument and, in such case, solely to the extent contemplated by such document or instrument, in each case, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Corporation or the Holders under this Agreement or any documents or instruments delivered in connection herewith (except, with respect to any other such document or instrument, to the extent contemplated by the immediately preceding clause (y)) for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, and for the avoidance of doubt, nothing in this Section 11(m) shall relieve or otherwise limit the liability of the Corporation or any Holder, as such, for any breach or violation of its obligations under this Agreement or such documents or instruments.

(n) Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person (other than Section 11(m), of which each Non-Recourse Party is a third party beneficiary) other than the Corporation and the Holders and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

(o) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of capital stock of the Corporation, and any other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Corporation (in each case, as the same may be authorized or issued from time to time), (ii) any and all securities into which shares of capital stock of the Corporation are converted, exchanged or substituted in any recapitalization or other capital reorganization or similar transaction by the

Corporation and (iii) any and all equity securities of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of capital stock of the Corporation and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(p) Fees and Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred by a Party in connection with or related to this Agreement and the transactions contemplated hereby shall be the responsibility of the Party incurring such fees or expenses.

(q) Headings; Section References. All heading references contained in this Agreement are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

(r) No Other Relationships. Nothing contained herein or in any other document or instrument delivered pursuant hereto or thereto shall be construed to create any agency relationship among the Holders. No Holder shall owe any fiduciary duties to the Corporation or to any other Holder by virtue of this Agreement. To the extent that at law or in equity, a Holder has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or any other Holder, a Holder acting under this Agreement shall not be liable to the Corporation or to any Holder for its good faith reliance on the provisions of this Agreement (including this Section 11(r)). The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Holder otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of such Holder.

(s) Waiver of Certain Damages. To the extent permitted by applicable law, each Party agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

(t) Use of Holder’s Name. None of the Corporation, its Subsidiaries and their respective Representatives shall issue any press releases or other public disclosure using the name of any Holder or any of its Affiliates without such Holder’s prior written consent; provided, however, the exceptions set forth in Section 4(b) shall apply mutatis mutandis to the Corporation, its Subsidiaries and their respective Representatives with respect to the disclosure of the name of a Holder or any of its Affiliates (in any press release, other public disclosure or otherwise) as if the name of such Holder or any of its Affiliates were “Confidential Information” (as defined herein).

(u) Insurance. As soon as practicable but in any event within ninety (90) days of the Reorganization Date, the Corporation shall obtain directors and officers liability insurance in an amount and on terms and conditions reasonably satisfactory to the Board and shall thereafter use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board reasonably determines that such insurance should be discontinued.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement as of the date first written above.

CORPORATION:

ENDO, INC.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Address: 1400 Atwater Drive, Malvern, PA 19355

Endo, Inc.
1400 Atwater Drive
Malvern, Pennsylvania, 19355
Attention: Mark T. Bradley
E-mail: Bradley.Mark@endo.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:	Scott J. Greenberg
Michael J. Cohen
Joshua K. Brody
Steven R. Shoemate
Email:	sgreenberg@gibsondunn.com
mcohen@gibsondunn.com
jbrody@gibsondunn.com
sshoemate@gibsondunn.com

[Signature Page to Stockholders’ Agreement]

HOLDER:

[ ]

By:

Name:

Title:

[Signature Page to Stockholders’ Agreement]

EXHIBIT A

Form of Joinder

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Stockholders’ Agreement (as amended, restated and modified from time to time, the “Agreement”), dated as of [April 23, 2024], by and among Endo, Inc., a Delaware corporation (the “Corporation”), and the stockholders of the Corporation. The undersigned hereby pursuant to this joinder (this “Joinder”) agrees to be bound by all of the terms of the Agreement and shall hereafter be deemed to be, for all purposes of the Agreement, a party to the Agreement and a “Holder” (as defined in the Agreement). This Joinder and all disputes or controversies arising out of or relating to this Joinder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

[ ]

By:

Name:
Title:

Date:

Address:

Attention:
Email:

with a copy (which shall not constitute notice) to:

Attention:
Email: